As filed with the Securities and Exchange Commission on December 6, 2006.

Registration No. 333-121641

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	13-2721761
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

150 Thorn Hill Drive

Warrendale, Pennsylvania 15086-7528

(Address of Registrant's principal executive offices)

AMERICAN EAGLE OUTFITTERS, INC.

PROFIT SHARING AND 401(k) PLAN

(Full Title of the Plan)

Neil Bulman, Jr., Esq.

Vice President and General Counsel

American Eagle Outfitters, Inc.

150 Thorn Hill Drive

Warrendale, Pennsylvania 15086-7528

(724) 776-4857

(Name, address and telephone number of agent for service)

Copies of Correspondence to:

Robert J. Tannous, Esq.

Porter, Wright, Morris & Arthur LLP

41 South High Street

Columbus, Ohio 43215

(614) 227-1953

EXPLANATORY NOTE

Deregistration of Securities

    On December 23, 2004, American Eagle Outfitters, Inc. (the "Registrant") filed a Registration Statement on Form S-8 (Registration No. 333-121641) (the "Registration Statement") with the Securities and Exchange Commission registering 1,500,000 shares of the Registrant's common stock, par value $.01 (the "Common Stock"), and an indeterminate amount of plan interests, to be offered or sold pursuant to the American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan (the "Plan").

    On December 30, 2005, the Registrant eliminated the feature of the Plan which provided for participant investment in the Common Stock (the "Stock Fund"). In addition, as of June 30, 2006, any remaining funds previously invested in the Common Stock were transferred out of the Stock Fund. As a result, as of June 30, 2006, the Plan holds no Common Stock. The Plan otherwise continues in force.

    In accordance with an undertaking made by the Registrant in this Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Registrant which remain unsold at the termination of the offering subject to this Registration Statement, the Registrant hereby removes from registration all shares of Common Stock registered under this Registration Statement that remain unsold, and such indeterminate amount of plan interests that remain unissued under the Plan, as of the date the Registrant files this Post-effective Amendment No. 1 to Registration Statement on Form S-8 with the United States Securities and Exchange Commission.

Item 8. Exhibits

Exhibit No.	Description
24

Powers of Attorney (incorporated by reference to the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 23, 2004, Registration No. 333-121641).

Signatures

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrendale, Commonwealth of Pennsylvania, on December 6, 2006.

                                                                                                                  AMERICAN EAGLE OUTFITTERS, INC.

                                                                                                                  /s/ James V. O'Donnell

                                                                                                                  James V. O'Donnell, Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ James V. O'Donnell James V. O'Donnell	Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2006
* Roger S. Markfield Roger S. Markfield	Vice Chairman and Director	December 6, 2006
/s/ Joan Holstein Hilson Joan Holstein Hilson	Executive Vice President and Chief Financial Officer, AE Brand (Principal Financial Officer and Principal Accounting Officer)	December 6, 2006
*Jay L. Schottenstein Jay L. Schottenstein	Chairman of the Board and Director	December 6, 2006
*Jon P. Diamond Jon P. Diamond	Director	December 6, 2006
*Michael G. Jesselson Michael G. Jesselson	Director	December 6, 2006
*Janice E. Page Janice E. Page	Director	December 6, 2006
__________________ J. Thomas Presby	Director	December 6, 2006
*Gerald E. Wedren Gerald E. Wedren	Director	December 6, 2006
*Larry M. Wolf Larry M. Wolf	Director	December 6, 2006

*  By:    /s/ Neil Bulman, Jr.

             Neil Bulman, Jr. attorney-in-fact for each of the persons indicated

    Pursuant to the requirements of the Securities Act of 1933, the Company, as Plan sponsor and fiduciary of the Plan, has duly caused this Post-effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Warrendale, Commonwealth of Pennsylvania, on December 6, 2006.

                                                                                                                  AMERICAN EAGLE OUTFITTERS, INC.

                                                                                                                  By: /s/ James V. O'Donnell

                                                                                                                  James V. O'Donnell, Chief Executive Officer